EXHIBIT 3.2

Certificate of Incorporation

Canada Business Corporations Act

6004555 Canada Inc.

Name of corporation

Industry Canada

Canada Business Corporations Act

1.	Name of Corporation: 6004555 Canada Inc.

2.	The province or territory in Canada where the registered office is to be situated: ON

3.	The classes and any maximum number of shares that the corporation is authorized to issue: The annexed Schedule 1 is incorporated in this form

4.	Restrictions, if any, on share transfers: The annexed Schedule 2 is incorporated in this form

5.	Number (or minimum and maximum number) of directors: Minimum 1; Maximum 10

6.	Restrictions, if any, on business the corporation may carry on: The annexed Schedule 3 is incorporated in this form

7.	Other provisions, if any: The annexed Schedule 4 is incorporated in this form

8.	Incorporators:

Name: Stewart Lyons
Address (including postal code): 30 Holly Street, Apt. 1802, Toronto, Ontario, M4S 3C2

Signature: /s/ Stewart Lyons Stewart Lyons Authorized Signing Officer

SCHEDULE 1

3. The classes and any maximum number of shares that the corporation is authorized to issue:

The corporation is authorized to issue an unlimited number of common shares.

SCHEDULE 2

4. Restrictions, if any, on share transfers:

No share or shares of the corporation shall at any time be transferred to any person without either (a) the consent of the directors to be signified by a resolution passed by the board or by an instrument or instruments in writing signed by a majority of the directors, or (b) the consent of the shareholders of the corporation to be signified by a resolution passed by the shareholders or by an instrument or instruments in writing signed by the holders of the shares of the corporation representing a majority of the votes attributable to all of the issued and outstanding shares of the corporation.

SCHEDULE 3

6. Restrictions, if any, on the business the corporation may carry on:

None.

SCHEDULE 4

7. Other provisions:

The number of shareholders of the corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

Any invitations to the public to subscribe for securities of the corporation is prohibited.

Subject to the provisions of the Canada Business Corporations Act, the corporation shall have a lien on the shares registered in the name of a shareholder or such shareholder’s legal representative for a debt of that shareholder to the corporation.

The board of directors may from time to time on behalf of the corporation, without authorization of the shareholders:

(1) borrow money on the credit of the corporation;

(2) issue, reissue, sell, pledge or hypothecate bonds, debentures, notes or other evidences of indebtedness of the corporation, whether secured or unsecured;

(3) give a guarantee on behalf of the corporation to secured performance of any present or future indebtedness, liability or obligation of any person; and

(4) mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, moveable or immoveable, property of the corporation including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or any guarantees or any other present or future indebtedness, liability or obligation of the corporation.

The board of directors may from time to time delegate to such one or more of the directors and officers of the corporation as may be designated by the board all or any of the powers conferred on the board above to such extent and in such manner as the board shall determine at the time of such delegation.

Certificate of Amendment

Canada Business Corporations Act

Name of corporation: Canadian Satellite Radio Inc.

I hereby certify that the articles of the above-named corporation were amended:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;

/s/ Director - Industry Canada

Industry Canada

Canada Business Corporations Act

Electronic Transaction Report

Articles of Amendment (Sections 27 or 177)

    Processing Type

1.	Name of Corporation: 6004555 Canada Inc.

2.	The articles of the above-named corporation are amended as follows:

To change the name of the corporation to:

Canadian Satellite Radio Inc.